Exhibit 99.1

Bonnie Trowbridge, CPA, Joins Heska's Board of Directors

Retired PricewaterhouseCoopers Audit Partner with 20-Plus Years of

Experience Augments Heska's Board of Directors

LOVELAND, CO, January 28, 2015 -- Heska Corporation (NASDAQ: HSKA, "Heska" or the "Company"), a leading provider of veterinary diagnostic and specialty products, announced today that Bonnie J. Trowbridge, CPA, has joined Heska's Board of Directors, adding a wealth of financial expertise to the board.

Ms. Trowbridge is a retired PricewaterhouseCoopers ("pwc") Audit Partner with over 20 years of experience serving both large and mid-sized global public companies, including Chevron, Aera Energy, Honeywell, Tosco Refining Company and Breitburn Energy. She served on National Technical Review teams both internal to pwc as well as peer review teams reviewing other big four accounting firms. As a member of pwc's Chief Auditor's Network, she advised engagement teams under review by the Public Company Accounting Oversight Board.

After her retirement from pwc, Ms. Trowbridge joined Apollo Education Group, a publically traded company, as Vice President, Chief Audit Executive and Risk Officer. In this role, she brought the Internal Audit function in-house and created the Enterprise Risk Management (ERM) structure. Her efforts significantly contributed to Apollo becoming an industry leader in the areas of ERM and Internal Audit. Ms. Trowbridge is Chairman of the board of directors and treasurer of Camelot Therapeutic Horsemanship and former board member of the Grand Canyon Chapter of the American Red Cross, where she has served as the audit committee chair and member of the CEO selection committee.

Ms. Trowbridge received a Bachelor's degree from Washington State University, a master's degree from San Jose State University and her Master of Science in Accountancy from Southern Oregon State University. She is a Certified Public Accountant in Arizona and California. She is also a member of the American Institute of Certified Public Accountants, the Arizona Society of CPA's and the Institute of Internal Auditors.

“Heska is an exciting and impressive organization, and I am pleased to join the talented and professional Board Heska has assembled,” commented Ms. Trowbridge. “I look forward to helping Heska's management team continue to create shareholder value.”

“We are delighted to add a new Board member with Ms. Trowbridge's financial experience and reputation,” said Robert Grieve, Heska's Executive Chair. “We are confident her proven background will be of great value to our Board and, in turn, our shareholders. We are very pleased Ms. Trowbridge has agreed to join us.”

About Heska

Heska Corporation (NASDAQ: HSKA - News) sells advanced veterinary diagnostic and other specialty veterinary products. Heska's state-of-the-art offerings to its customers include blood testing instruments and supplies, digital imaging products, software and services, and single use products and services such as in-clinic heartworm diagnostic tests, heartworm preventive products, allergy immunotherapy products and allergy testing. The Company's core focus is on the canine and feline markets where it strives to provide high value products and unparalleled customer support to veterinarians. For further information on Heska and its products, visit the company's website at www.heska.com.

Forward-Looking Statements

This announcement contains forward-looking statements regarding Heska's future financial and operating results. These statements are based on current expectations and are subject to a number of risks and uncertainties. There are uncertainties regarding the continued expertise and ultimate related effect of any Board member; the ability of any Board member, or the Board of Directors as a group, to impact Heska's operating and financial performance; uncertainties related to Heska's ability to retain its current Board members; uncertainties related to Heska's ability to recruit new Board members; and the risks set forth in Heska's filings and future filings with the Securities and Exchange Commission, including those set forth in Heska's Quarterly Report on Form 10-Q for the quarter ended September 30, 2014.